UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 2, 2023
KIORA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

332 Encinitas Blvd.
Suite 102
Encinitas, CA 92024
(858) 224-9600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	KPRX	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On June 2, 2023, Kiora Pharmaceuticals, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., as underwriter (the “Underwriter”), pursuant to which the Company agreed to issue and sell, in a firm commitment underwritten public offering by the Company (the “Public Offering”), (i) 1,447,628 shares of common stock (the “Common Shares”), (ii) 3,908 shares of Series F Convertible Preferred Stock (the “Preferred Shares”) convertible into up to 3,552,372 shares of common stock, (iii) Class C Warrants (the “Class C Warrants”) to purchase up to 5,000,000 shares of common stock, and (iv) Class D Warrants (the “Class D Warrants” and, together with the Class C Warrants, the “Warrants”) to purchase up to 5,000,000 shares of common stock, priced at a public offering price of $1.10 per Common Share, Class C Warrant and Class D Warrant or $999.90 per Preferred Share, 909 Class C Warrants and 909 Class D Warrants.

In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriter a 45-day option (the “Overallotment Option”) to purchase up to (i) 750,000 additional Common Shares, (ii) 750,000 additional Class C Warrants and/or (iii) 750,000 additional Class D Warrants, solely to cover over-allotments. The Underwriter fully exercised the Overallotment Option on June 5, 2023.

The securities were offered by the Company pursuant to the Registration Statement on Form S-1 (File No. 333-271699), which was initially filed with the Securities and Exchange Commission (the “Commission”) on May 5, 2023, amended on May 12, 2023 and June 1, 2023, and declared effective by the Commission on June 1, 2023 (the “Registration Statement”).

On June 6, 2023, the Public Offering closed, and the Company issued and sold (i) 2,197,628 Common Shares (including 750,000 Common Shares sold pursuant to the exercise of the Overallotment Option), (ii) 3,908 Preferred Shares, (iii) 5,750,000 Class C Warrants (including 750,000 Class C Warrants sold pursuant to the exercise of the Overallotment Option), and (iv) 5,750,000 Class D Warrants (including 750,000 Class D Warrants sold pursuant to the exercise of the Overallotment Option). The net proceeds to the Company, after deducting the underwriting discount and commissions and estimated offering expenses payable by the Company, were approximately $5.6 million.

Each Warrant is exercisable upon issuance at an initial exercise price per share of common stock of $1.10. The Class C Warrants and the Class D Warrants will include a one-time reset of the exercise price to a price equal to the lesser of (i) the then exercise price and (ii) 90% of the five-day volume weighted average prices for the five (5) trading days immediately preceding the date that is sixty calendar days after issuance of the Class C Warrants and Class D Warrants. The Class C Warrants will expire on the five-year anniversary of their issuance, and the Class D Warrants will expire on the one-year anniversary of their issuance. The exercise prices of the Warrants are subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s common stock. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, upon election by a holder prior to the issuance of any Warrants, 9.99%) of the shares of common stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Common Stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, pursuant to the terms of the Underwriting Agreement, the Company and its executive officers and directors have entered into lock-up agreements providing that the Company and each of these persons may not, without the prior written approval of the Underwriter, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 90 days following the date of the Underwriting Agreement.

On June 6, 2023, the Company entered into a warrant agency agreement with the Company’s transfer agent, VStock Transfer, LLC, which will also act as the warrant agent for the Company, setting forth the terms and conditions of the Warrants sold in the Public Offering (the “Warrant Agency Agreement”).

The foregoing summaries of the Underwriting Agreement, the Class C Warrants, the Class D Warrants and the Warrant Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K (this “Current Report”), which are incorporated herein by reference. The Underwriting Agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement as of specific dates indicated therein, were solely for the benefit of the parties to the Underwriting Agreement and may be subject to limitations agreed upon by the parties.

Item5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 5, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State. Each share of Series F Convertible Preferred Stock (the “Series F Preferred Stock”) is convertible into shares of the Company’s common stock at any time at the holder’s option. The holder, however, will be prohibited from converting shares Series F Preferred Stock into common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the shares of the Company’s shares of common stock then issued and outstanding, which may be increased to 9.99% in certain circumstances. Shares of Series F Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series F Preferred Stock will be required to (i) alter or change adversely the powers, preferences or rights given to the Series F Preferred Stock or alter or amend the Certificate of Designation, (ii) amend any provision of the Company’s certificate of incorporation that would have a materially adverse effect on the rights of the holders of the Series F Preferred Stock, (iii) increase the number of authorized shares of Series F Preferred Stock, or (iv) enter into any agreement with respect to the foregoing. Shares of Series F Preferred Stock will not be entitled to receive any dividends, unless and until specifically declared by the Company’s board of directors, and will rank:

•on parity with the Company’s common stock on an as-converted basis;

•on parity with the Company’s Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, and Series E Convertible Preferred Stock, none of which is outstanding, and Series D Convertible Preferred Stock, 7 shares of which are outstanding;

•senior to any class or series of the Company’s capital stock created thereafter specifically ranking by its terms junior to the Series F Preferred Stock;

•on parity to any class or series of the Company’s capital stock created thereafter specifically ranking by its terms on parity with the Series F Preferred Stock; and

•junior to any class or series of the Company’s capital stock created thereafter specifically ranking by its terms senior to the Series F Preferred Stock.

A copy of the Certificate of Designation relating to the Series F Preferred Stock is filed as Exhibit 3.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Certificate of Designation is subject to, and qualified in its entirety by, such document, which is incorporated herein by reference.

Item 8.01 Other Events.

On June 2, 2023, the Company issued a press release announcing that it had priced the Public Offering, a copy of which is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

On June 6, 2023, the Company issued a press release announcing the closing of the Public Offering and the full exercise of the Overallotment Option, a copy of which is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Information contained on or accessible through any website reference in the press releases is not part of, or incorporated by reference in, this Current Report, and the inclusion of such website addresses in this Current Report by incorporation by reference of the press releases is as inactive textual references only.

Following the closing of the Public Offering and giving effect to conversion notices received as of June 6, 2023 for the conversion of 2,331 Preferred Shares into 2,118,879 shares of common stock, the Company will have 6,340,777 shares of common stock outstanding.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Title

1.1	Underwriting Agreement dated as of June 2, 2023, by and between Kiora Pharmaceuticals, Inc. and Ladenburg Thalmann & Co. Inc.

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock

4.1	Form of Class C Warrant (incorporated by reference to Exhibit 4.12 of Company’s Amendment No. 2 to the Registration Statement on Form S-1 filed on June 1, 2023 (File No. 333-271699))

4.2	Form of Class D Warrant (incorporated by reference to Exhibit 4.13 of Company’s Amendment No. 2 to the Registration Statement on Form S-1 filed on June 1, 2023 (File No. 333-271699)

4.3	Warrant Agency Agreement dated June 6, 2023, by and between Kiora Pharmaceuticals, Inc. and VStock Transfer, LLC

99.1	Press Release of Kiora Pharmaceuticals, Inc., dated as of June 2, 2023

99.2	Press Release of Kiora Pharmaceuticals, Inc., dated as of June 6, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIORA PHARMACEUTICALS, INC.

By:	/s/ Brian M. Strem, Ph.D.
Brian M. Strem, Ph.D.
President and Chief Executive Officer
(Principal executive officer)

Date: June 6, 2023